UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 23, 2009

Fortune Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road
Deerfield, IL  60015
(Address of Principal Executive Offices) (Zip Code)

847-484-4400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.02.          Results of Operations and Financial Condition.

Pursuant to Form 8-K, “Item 2.02 Results of Operations and Financial Condition” and “Item 7.01 Regulation FD Disclosure,” Fortune Brands, Inc. (“Fortune Brands” or the “Company”) is furnishing its press release dated October 23, 2009, which reports the Company’s third quarter results, as well as earnings guidance for 2009.  The press release is included herewith as Exhibit 99.1 and is incorporated herein by reference.  Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to Items 2.02 and 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.

Item 2.05.          Costs Associated with Exit or Disposal Activities.

Fortune Brands continuously reviews opportunities to appropriately align its cost structures to support profitable long-term growth. During September and October 2009, the Company initiated or approved a number of additional restructuring actions.

As a result, the Company expects to incur pre-tax restructuring and restructuring-related charges of approximately $40 million (approximately $25 million on an after-tax basis). These charges are related to initiatives within the Company’s Spirits and Home & Hardware segments.  Approximately $5 million of the pre-tax charges will be non-cash.  The Company expects that the costs associated with these initiatives will result in savings that have a payback of 3 years or less.

The restructuring actions in the Spirits segment of approximately $30 million relate to organizational initiatives initiated in the fourth quarter of 2009 to align the business closer to customers and consumers, enhance effectiveness and efficiency across functions, and generate savings to support brand reinvestment and profitable growth.  The pre-tax charges are expected to consist of approximately $20-$25 million for workforce reduction costs and $5-$10 million for costs associated with establishing and implementing the new organization structure, which includes alignment of the U.S. commercial organization into three focused category business teams, aligning the U.S. sales organization by distributor, merging two European regions into one, and organizational streamlining across functions.  Restructuring actions in the Home and Hardware segment of approximately $10 million pertain to further supply chain initiatives initiated in the third quarter of 2009 in our Cabinets product line and the merging of our Fypon urethane millwork brand into our Therma-Tru door operations.  Home and Hardware segment charges include approximately $4 million for non-cash charges to dispose of equipment and inventory associated with products that will be discontinued and $5-6 million of cash costs for workforce reduction, lease terminations, and other costs associated with exiting manufacturing operations.  Approximately $4 million of these charges were incurred in the third quarter of 2009.  These restructuring activities commenced in the third quarter and fourth quarter of 2009 and are expected to be completed in 2010.

The estimates of restructuring charges and restructuring-related charges are forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements involve a number of risks and uncertainties and that actual results could differ from the estimates contained herein. These forward looking statements speak only as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this Report, except to the extent required by securities laws.

Item 7.01.          Regulation FD Disclosure.

See “Item 2.02. Results of Operations and Financial Condition” above.

Item 9.01.          Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Fortune Brands, Inc. dated October 23, 2009, is being furnished pursuant to Items 2.02 and 7.01.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

		By:	/s/ Craig P. Omtvedt
			Name:	Craig P. Omtvedt
			Title:	Senior Vice President and Chief Financial
Officer

Date:	October 23, 2009

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Fortune Brands, Inc. dated October 23, 2009, is being furnished pursuant to Items 2.02 and 7.01.